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Exhibit 23.1

Consent of independent public accountants

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed registration statements on Form S-8 (Nos. 333-16687, 333-23705, 333-27353, 333-4224, 333-37191, 333-37193, 333-67102 and 333-67100).

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
December 13, 2001

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  Exhibit 23.1